UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2013

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on January 10, 2013, based on the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”), the Board approved the Company’s voluntary 2013 salary-for-equity exchange program (the “Program”). Pursuant to the Program, Gregg Dixon, the Senior Vice President of Marketing and Sales of the Company, entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Dixon reduced his 2013 annual base salary of $265,000 by $240,000, resulting in an adjusted 2013 annual base salary of $25,000. In exchange, Mr. Dixon was granted 20,338 restricted shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2007 Employee, Director and Consultant Stock Plan, of which 1/3 will vest on May 1, 2013, September 1, 2013 and January 1, 2014, respectively.

The foregoing description of the Letter Agreement is qualified in its entirety by the text of the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: January 11, 2013	By:	/s/ Kevin Bligh
	Name: Title:	Kevin Bligh Chief Accounting Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated as of January 10, 2013, between EnerNOC, Inc. and Gregg Dixon.

3